Exhibit 10.5

Portions  of  this  exhibit  have  been  omitted   pursuant  to  a  request  for
confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks ("*****"), and the omitted text has been filed separately with the Securities and Exchange Commission.

                 OMNIBUS AMENDMENT TO AGREEMENTS BETWEEN PLAYBOY
          ENTERTAINMENT GROUP, INC., ANDRITA STUDIOS, INC. AND INTELSAT
                                 USA SALES CORP.

                     Amendment No. 2 to Agreement T70102100
                    Amendment No. 2 to Agreement GSS0210100
                     Amendment No. 2 to Agreement T70309257

                               December 22nd, 2005

This Omnibus Amendment ("Omnibus Amendment") to Agreements between Playboy Entertainment Group, Inc., Andrita Studios, Inc. and Intelsat USA Sales Corp. is entered into this 22nd day of December, 2005.

WHEREAS Playboy Entertainment Group, Inc. ("Playboy") and Loral Skynet, a Division of Loral SpaceCom Corporation ("Loral"), entered into an agreement signed on March 1, 2001 for Playboy to lease C-band transponder 15 on satellite IA-7, with a term through January 31, 2010 (this agreement being, as amended, the "IA-7 C15 Lease");

WHEREAS Playboy and Loral entered into a separate agreement for Playboy to lease half of Transponder 9 on the Telstar 7 satellite on November 20, 2003 (the "IA-7 C9 Lease");

WHEREAS on February 4, 2003, Loral and Playboy entered into the Loral Skynet/Playboy Entertainment Group, Inc. Digital Channel Platform Agreement ***** with service being provided on IA-7 C5 and IA-7 C23, (the "Channel Agreement");

WHEREAS Playboy assigned the IA-7 C15 Lease to Andrita Studios, Inc. ("Andrita") on February 4, 2004;

WHEREAS Intelsat LLC acquired the assets of Loral effective on March 17, 2004 and, in connection with that acquisition, all of the above agreements were assigned to Intelsat USA Sales Corp. ("Intelsat");

WHEREAS on May 7, 2004, Playboy, Andrita and Intelsat agreed to modify the various agreements between the parties to reflect an extension of the IA-7 C15 lease until January 31, 2013, for Playboy to lease an additional 18 MHz bandwidth on IA-7 C9 (the "HD Lease"); and for the Channel Agreement to be extended to January 31, 2013;

WHEREAS on November 28, 2004, Intelsat's satellite IA-7 experienced a major service failure, and Intelsat offered to restore services by moving services provided on IA-7 to the corresponding C-band transponders on satellite IA-13, with modified Performance Parameters;

WHEREAS the parties all now wish to amend each of the IA-7 C15 Lease, the IA-7 C9 Lease and the Channel Agreement to reflect changing market conditions;

NOW THEREFORE for and in consideration of the terms and conditions set forth herein, the parties agree as follows:

I.    TERMINATION OF LEASE

Andrita and Intelsat agree to terminate the HD Lease, effective as of May 1, 2005, and the parties acknowledge that, in consideration of the agreements set forth in III A below, there is no amount due to Intelsat for the lease of this bandwidth.

II.   REASSIGNMENT OF SERVICE

A. As a result of the major service failure of Intelsat's IA-7 satellite on November 28, 2004, the Parties all confirm that each transponder leased by Playboy or Andrita on IA-7 (C5, C9, C15 & C23) is replaced by a transponder on IA-13.

B. Upon sixty days' prior notice by Intelsat to Andrita, but under no circumstances earlier than March 1, 2006, Intelsat will move the remaining service provided to Playboy under the IA-7 C9 Lease from IA-13 back to IA-7. Notwithstanding any other provisions contained in the IA-7 C9 Lease, following the transfer back to IA-7, the service will be provided by Intelsat as a Fully Protected Service, as that term is defined in the IA-7 C9 Lease .

III.  EXENTION OF LEASE TERMS

A. The Terms of the IA-7 C15 Lease and the Channel Agreement are each extended until June 1, 2013.

IV.   AMENDMENT TO CHANNEL AGREEMENT

A. Section 3.1.1 of the Channel Agreement is amended by adding the following paragraph to the end of the section:

      *****

B. Section 3.1.3 of the Channel Agreement is amended by deleting it in its entirety and replacing it with the following:

      Sales and Marketing. Intelsat and PLAYBOY (through its subsidiary Andrita Studios, Inc. ("ANDRITA") will each have the right to offer for sale and to market the Platform and the Service. The Parties will provide the personnel and services necessary as set forth in this Agreement to fulfill orders for the Services that are placed in compliance with a contract


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

      executed between either Intelsat or ANDRITA and a Customer (a "Customer Contract").

C. Section 3.1.4 of the Channel Agreement is amended by deleting it in its entirety and replacing it with the following:

      Customer Contracts. The Party selling the Platform and the Service to a Customer (be it either ANDRITA or Intelsat, the "Selling Party") will enter into a Customer Contract directly with the Customer. Each of ANDRITA and Intelsat will provide the services set forth under this Agreement in connection with each Customer Contract.

D. Section 3.1.5 of the Channel Agreement is amended by deleting it in its entirety and replacing it with the following:

      Customer Care and Technical Support. The Selling Party will establish and provide Customer Care and Technical Support functions for Customers, which will include ensuring that ANDRITA receives Customer conditional access activation/deactivation requirements for cable headends and direct-to-home service providers, as described more fully in the Operations Plan.

E. Section 3.1.6 of the Channel Agreement is amended by deleting it in its entirety and replacing it with the following:

      No Additional Obligation. Except as expressly set forth herein, neither party is obligated nor is it authorized to perform any of the obligations or duties of the other party.

F. Section 3.3.3 of the Channel Agreement is amended by deleting the first sentence of the paragraph following the chart ***** in its entirety and replacing the sentence with the following:

The Selling Party shall collect service charges from all of the Customers they contracted with pursuant to the applicable Customer Contract. *****

G. Section 9 of the Channel Agreement is amended to make all audit rights contained in the first paragraph of that section mutual between the Parties.

V.    ADDITIONAL TERMS

A. Representations and Warranties. The Parties hereto each represent and warrant to the other that each has the requisite power and authority to enter into this Omnibus Amendment and to perform fully its respective obligations hereunder, and that this Omnibus Amendment has been duly executed by it and constitutes a valid obligation enforceable against it in accordance with the terms hereof.


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

B. Controlling Terms. Except to the extent inconsistent with the terms of this Omnibus Amendment, the relationship between the Parties shall be governed by the terms and conditions set forth in the respective agreements amended by this Omnibus Amendment. To the extent that there is any inconsistency between the terms of this Omnibus Amendment and any other agreement, the terms of this Omnibus Amendment shall prevail.

                                          INTELSAT USA SALES CORP.

                                          BY: /s/ Paul F. Konors
                                          Name: Paul Konors
                                          Title: Director, USA Sales Management


                                          ANDRITA STUDIOS, INC.

                                          BY: /s/ Jonathan Blinderman
                                          Name: Jonathan Blinderman
                                          Title: Vice President, Business and
                                          Legal Affairs


                                          PLAYBOY ENTERTAINMENT
                                              GROUP, INC.

                                          BY: /s/ Jonathan Blinderman
                                          Name: Jonathan Blinderman
                                          Title: Vice President, Business and
                                          Legal Affairs


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